Exhibit 99.1

FOR IMMEDIATE RELEASE
August 10, 2021	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE THIRD QUARTER ENDING JUNE 29, 2021

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal third quarter ended June 29, 2021.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 39.4% to $33.9 million for the quarter compared to the same prior-year quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants increased $9.5 million to $24.4 million for the quarter

•	Compared to the third quarter of 2019, sales during the quarter increased by 14.3% at Good times and by 0.7% at Bad Daddy’s among restaurants that were open for the full quarter in both years

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 61.4% for the quarter

•	Total Restaurant Sales for Good Times restaurants were $9.3 million for the quarter

•	Same Store Sales for company-owned Good Times restaurants increased 2.9% for the quarter

•	Net Income Attributable to Common Shareholders was $13.6 million for the quarter including approximately $11.8 million in forgiveness of principal and interest amounts on Paycheck Protection Program (“PPP”) loans

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $3.1 million

•	The Company ended the quarter with $10.3 million in cash and no borrowings outstanding under its senior credit facility

Ryan M. Zink, the Company’s President and Chief Executive Officer, said, “Our strong same store sales at both brands, as well as attaining 2019 sales levels beginning in July at Bad Daddy’s, are the results of the commitment and dedication of our restaurant leaders and team members who embrace our mission to serve our guests and operate great restaurants despite the pressures and challenges arising from a difficult hiring environment.”

Mr. Zink continued, “As many other restaurant companies have expressed, we have seen cost pressures, both in commodities and in the labor market. We expect those pressures to continue through the balance of this fiscal year and likely at least through the end of the calendar year. We expect to be able to manage commodity cost increases through targeted menu price adjustments, however, we believe that overall labor costs will be pressured until there is greater slack in the labor market.”

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1 Sales store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months, and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Fiscal 2021 and Fiscal 2022 Outlook:

As previously announced, due to continuing unprecedented economic conditions associated with the ongoing COVID-19 pandemic and unpredictable nature of COVID-19 and government responses to the evolving situation, the Company had not previously provided a complete financial outlook for the remainder of the 2021 fiscal year. However, based on improved cash flow and stabilizing operations, the Company is providing the following expectations for fiscal 2021:

•	One additional new Bad Daddy’s restaurant opening during the fourth quarter

•	Total net income attributable to common shareholders of between $16.5 million and $17.0 million

•	Total capital expenditures of approximately $3.3 million to $3.5 million, including both capitalized maintenance and new store expenditures

Total Adjusted EBITDA2 of between $9.5 and $10.0 million. In light of the ongoing uncertainty surrounding COVID-19, the Company is not at this point providing a complete financial forecast for fiscal 2022, however the company expects to open up to two Bad Daddy’s restaurants, likely in the late second half of the year and believes that its present annualized run-rate net income attributable to common shareholders is between $4.0 million and $4.5 million, including recent accretion in food and labor costs.

Although all Bad Daddy’s dining rooms are currently open and capacity restrictions have been lifted in certain locations, the possibility remains that temporary closures and/or capacity restrictions might be put in place with limited notice. Should such restrictions be enforced, or should customer behaviors be altered by changing public health guidance or perceptions related to COVID-19, the company could reduce development or financial performance expectations.

Conference Call: Management will host a conference call to discuss its third quarter 2021 financial results on Tuesday, August 10, 2021 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan Zink, its President and Chief Executive Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 40 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises a regional quick-service restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer:

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 29, 2020 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Quarter Ended		Year-to-Date
	June 29, 2021 (13 Weeks)	June 30, 2020 (13 Weeks)	June 29, 2021 (39 Weeks)	June 30, 2020 (40 Weeks)
Statement of Operations
Net revenues:
Restaurant sales	$33,701	$24,190	$89,777	$80,781
Franchise revenues	245	167	657	572
Total net revenues	33,946	24,357	90,434	81,353

Restaurant Operating Costs:
Food and packaging costs	9,989	7,046	26,037	24,249
Payroll and other employee benefit costs	11,261	7,397	29,787	29,297
Restaurant occupancy costs	2,183	2,089	6,533	6,739
Other restaurant operating costs	3,730	2,840	10,841	8,799
Pre-opening costs	301	31	420	992
Depreciation and amortization	938	983	2,797	3,175
Total restaurant operating costs	28,402	20,386	76,415	73,251

General and administrative costs	2,505	1,683	7,097	5,324
Advertising costs	597	515	1,616	1,571
Franchise costs	5	6	22	14
Impairment of goodwill	-	-	-	10,000
Impairment of long-lived assets	-	932	-	5,291
Gain on restaurant asset sale	(9)	(8)	(28)	(36)
Income (Loss) from operations	2,446	843	5,312	(14,062)

Other income (expense):
Interest income (expense), net	(66)	(202)	(244)	(638)
Gain on debt extinguishment	11,778	-	11,778	-
Total other income (expense), net	11,712	(202)	11,534	(638)

Net income (loss)	$14,158	$641	$16,846	$(14,700)
Income attributable to non-controlling interests	(524)	(352)	(1,313)	(738)
Net income (loss) attributable to common shareholders	$13,634	$289	$15,533	$(15,438)

Basic income (loss) per share	$1.07	$0.02	$1.22	$(1.23)
Diluted income per share	$1.04	$0.02	$1.21	N/A

Basic weighted average common shares outstanding	12,787,390	12,591,079	12,689,587	12,593,137
Diluted weighted average common shares outstanding	13,076,635	12,696,028	12,793,915	12,593,137

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	June 29, 2021	September 29, 2020
Balance Sheet Data
Cash and cash equivalents	$10,301	$11,454

Total assets	$95,613	$99,693

Current maturities of long-term debt	$-	$6,242

Long-term debt due after one year	$-	$10,903

Stockholders’ equity	$31,105	$14,983

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Third Fiscal Quarter		Year-to-Date		Third Fiscal Quarter		Year-to-Date
	2021 (13 weeks)	2020 (13 weeks)	2021 (26 weeks)	2020 (40 weeks)	2021 (13 weeks)	2020 (13 weeks)	2021 (39 weeks)	2020 (40 weeks)

Restaurant sales	$24,408	$14,916	$64,082	$57,028	$9,293	$9,275	$25,695	$23,753
Restaurants opened during period	1	-	1	2	-	-	-	-
Restaurants closed during period	-	-	-	-	-	-	1	-
Restaurants open at period end	38	37	38	37	24	25	24	25

Restaurant operating weeks	484.3	481.0	1,446.3	1470.6	312.0	325.0	942.0	1,004.0

Average weekly sales per restaurant	$50.4	$31.1	$44.3	$38.8	$29.8	$28.5	$27.3	$21.5

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	----------------------------------------------------- Fiscal Quarter Ended (13 Weeks) -----------------------------------------------------
	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020		June 29, 2021	June 30, 2020

Restaurant sales	$24,408	100.0%	$14,915	100.0%	$9,293	100.0%	$9,275	100.0%	$33,701	$24,190
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,257	29.7%	4,254	28.5%	2,732	29.4%	2,792	30.1%	9,989	7,046
Payroll and benefits costs	8,381	34.3%	4,788	32.1%	2,880	31.0%	2,609	28.1%	11,261	7,397
Restaurant occupancy costs	1,485	6.1%	1,486	10.0%	698	7.5%	603	6.5%	2,183	2,089
Other restaurant operating costs	2,939	12.0%	2,095	14.1%	791	8.5%	745	8.0%	3,730	2,840
Restaurant-level operating profit	$4,346	17.8%	$2,292	15.4%	$2,192	23.6%	$2,526	27.2%	$6,538	$4,818

Franchise revenues									245	167
Deduct - Other operating:
Depreciation and amortization									938	983
General and administrative									2,505	1,683
Advertising costs									597	515
Franchise costs									5	6
Impairment of goodwill									-	-
Impairment of long-lived assets									-	932
Gain on restaurant asset sale									(9)	(8)
Pre-opening costs									301	31
Total other operating									4,337	4,142

Income from operations									$2,446	$843

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	-------------------------------------------------------- Year-to-Date Period Ended --------------------------------------------------------
	June 29, 2021 (39 Weeks)		June 30, 2020 (40 Weeks)		June 29, 2021 (39 Weeks)		June 30, 2020 (40 Weeks)		June 29, 2021 (39 Wks)	June 30, 2020 (40 Wks)

Restaurant sales	$64,082	100.0%	$57,028	100.0%	$25,695	100.0%	$23,753	100.0%	$89,777	$80,781
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	18,494	28.9%	16,981	29.8%	7,543	29.4%	7,268	30.6%	26,037	24,249
Payroll and benefits costs	21,644	33.8%	21,188	37.2%	8,143	31.7%	8,109	34.1%	29,787	29,297
Restaurant occupancy costs	4,352	6.8%	4,600	8.1%	2,181	8.5%	2,139	9.0%	6,533	6,739
Other restaurant operating costs	8,448	13.2%	6,675	11.7%	2,393	9.3%	2,124	8.9%	10,841	8,799
Restaurant-level operating profit	$11,144	17.1%	7,584	13.2%	$5,435	19.8%	$4,113	8.9%	$16,579	$11,697

Franchise revenues									657	572
Deduct - Other operating:
Depreciation and amortization									2,797	3,175
General and administrative									7,097	5,324
Advertising costs									1,616	1,571
Franchise costs									22	14
Impairment of goodwill									-	10,000
Impairment of long-lived assets									-	5,291
Gain on restaurant asset sale									(28)	(36)
Pre-opening costs									420	992
Total other operating									7,587	26,331

Income (loss) from operations									$2,866	$(14,062)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2021 and fiscal 2020, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended		Year-to-Date
	June 29, 2021 (13 Weeks)	June 30, 2020 (13 Weeks)	June 29, 2021 (39 Weeks)	June 30, 2020 (40 Weeks)
Adjusted EBITDA:
Net income (loss), as reported	$13,634	$289	$15,533	$(15,438)
Depreciation and amortization [1]	925	968	2,745	3,140
Interest expense, net	67	202	245	638
EBITDA	14,626	1,459	18,523	(11,660)
Pre-opening expense	301	31	420	992
Non-recurring severance costs	-	74	-	223
Non-cash stock-based compensation	50	-	326	41
GAAP rent-cash rent difference	(108)	(95)	(280)	(118)
Gain on disposal of assets	(9)	(8)	(28)	(36)
Gain on debt extinguishment	(11,778)	-	(11,778)	-
Impairment of goodwill	-	-	-	10,000
Impairment of long-lived assets	-	932	-	5,291
Adjusted EBITDA	$3,082	$2,393	$7,183	$4,733

	2021 Full-Year Outlook
	(millions of US Dollars)
Adjusted EBITDA:
Net income, as reported	$16.5	-	$17.0
Depreciation and amortization[1]	3.8
Interest expense, net	0.2
EBITDA	20.5	-	21.0
Pre-opening expense	0.7
Non-cash stock-based compensation	0.4
GAAP rent-cash rent difference	(0.3)
Gain on debt extinguishment	(11.8)
Adjusted EBITDA	$9.5	-	$10.0

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1 Depreciation and amortization, and preopening expense have been reduced by any amounts attributable to non-controlling interests.

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Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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